Exhibit 24

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints H. Lawrence Culp, Jr., John R. Phillips III, Rahul Ghai, Robert Giglietti, and Brandon Smith, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 2024 on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date stated below.

/s/ H. Lawrence Culp, Jr.
H. Lawrence Culp, Jr.
Chairman of the Board
(Principal Executive
Officer and Director)
Date: February 3, 2025

/s/ Rahul Ghai		/s/ Robert Giglietti
Rahul Ghai		Robert Giglietti
Senior Vice President and		Vice President, Chief Accounting
Chief Financial Officer		Officer, Controller and Treasurer
(Principal Financial Officer)		(Principal Accounting Officer)
Date: February 3, 2025		Date: February 3, 2025

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Exhibit 24

/s/ Stephen Angel	/s/ Isabella Goren
Stephen Angel Director Date: January 20, 2025	Isabella Goren Director Date: January 17, 2025

/s/ Sébastien M. Bazin	/s/ Thomas W. Horton
Sébastien M. Bazin Director Date: January 20, 2025	Thomas W. Horton Director Date: January 21, 2025

/s/ Margaret Billson	/s/ Catherine A. Lesjak
Margaret Billson Director Date: January 20, 2025	Catherine A. Lesjak Director Date: January 17, 2025

/s/ Thomas Enders	/s/ Darren McDew
Thomas Enders Director Date: January 18, 2025	Darren McDew Director Date: January 17, 2025

/s/ Edward P. Garden
Edward P. Garden Director Date: January 17, 2025

A MAJORITY OF THE BOARD OF DIRECTORS

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